Exhibit 99.1

Identiv Announces Pricing of Public Offering of Common Stock

FREMONT, Calif., May 19, 2017 — Identiv, Inc. (NASDAQ: INVE) today announced the pricing of an underwritten public offering of 2,474,226 shares of its common stock at a public offering price of $4.85 per share. The gross proceeds to Identiv from this offering, before deducting underwriting discounts and commissions and offering expenses payable by Identiv, are expected to be approximately $12 million. All of the shares are being offered by Identiv. The offering is scheduled to close on or about May 24, 2017, subject to customary closing conditions. In addition, Identiv has granted to the underwriter a 30-day option to purchase up to an additional 371,134 shares of its common stock at the public offering price, less underwriting discounts and commissions.

Identiv intends to use the net proceeds from the offering for working capital and other general corporate purposes. Identiv may also use a portion of the net proceeds from the offering to acquire or invest in complementary businesses, technologies or other assets, although it has no present commitments or agreements to do so.

Northland Capital Markets is acting as the sole bookrunner for the offering.

The shares will be issued pursuant to a shelf registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. A copy of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained by contacting Northland Capital Markets at 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402, attention: Heidi Fletcher, by calling toll free at (800) 851-2920, or by e-mailing hfletcher@northlandcapitalmarkets.com.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements relating to Identiv’s expectations regarding the anticipated closing date of the offering, and its intentions with respect to the use of net proceeds from the offering. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, those relating to the satisfaction of conditions to the closing of the offering, and other risks set forth in Identiv’s filings with the Securities and Exchange Commission, including the risks set forth in Identiv’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. These forward-looking statements speak only as of the date hereof and Identiv specifically disclaims any obligation to update these forward-looking statements.

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Investor Relations Contact:

IR@identiv.com